EXHIBIT 10.45
                                                        -------------

                 WAIVER OF CERTAIN PROVISIONS OF
                     PLAN SUPPORT AGREEMENT


This Waiver of Certain Provisions of Plan Support Agreement (the "Waiver" and "Agreement"), dated as of January 12, 1996, is entered into by and between Cadiz Land Company, Inc. ("Cadiz") and the Official Committee of Creditors Holding Unsecured Claims in the jointly administered Chapter 11 cases of Sun World International, Inc. and Sun World, Inc. Case No. SB 94-23212, U.S.B.C., C.D. Cal. (the "Committee" and, together with Cadiz, the "Parties").

This Waiver is entered into in light of each of the following facts:

     A. The Parties entered into the PSA as of December 11, 1995.

     B. Section 8.2(d) of the Agreement provides in part that the "Committee may terminate th[e] Agreement by written notice to Cadiz upon the occurrence of any of the following: . . . The Court has failed to approve the Agreement by Final Order entered by January 12, 1996."

     C. Section 4.2(b) of the Agreement provides in part that "[t]he Special Deposit shall be disbursed to Cadiz if any of the following takes place or fails to take place, as the case may be: . . . The Court has not approved this Agreement by Final Order entered by January 12, 1996."

     D. Section 1.5 of the Agreement provides in part that "Final
Order means an "order or judgment of the Court . . . from which no appeal . . . has been filed."

     E. On January 2, 1996, the Court entered its "Order
Authorizing Creditors' Committee to Enter into Plan Support
Agreement with Cadiz Land Company, Inc.; and (2) Approving Overbid Procedures, Expense Reimbursement to Cadiz Land Company, Inc. and Disposition of Special Deposit" (the "Order"). The Order reflects certain modifications to the Agreement to which the Parties consented.

     F. On or about January 12, 1996, Caisse Nationale de Credit
Agricole filed a Notice of Appeal of the Order (the "Appeal").

     G. Notwithstanding the pendency of the Appeal, the Parties wish to proceed in accordance with the Agreement and the Order.

     In light of the foregoing, the Parties agree as follows:


1.   DEFINITIONS.
     -----------

     Capitalized terms in this Waiver shall have the meanings ascribed to them herein or in the Agreement. Undefined terms that are used in the Bankruptcy Code or Rules shall be accorded the meanings given them in the Bankruptcy Code or Rules, as applicable.



2.   AGREEMENT OF COMMITTEE
     -----------------------

     The Committee hereby irrevocable waives its right pursuant to
Section 8.2 to terminate the Agreement on account of the pendency of the Appeal.


3.   AGREEMENT OF CADIZ
     ------------------

     Cadiz hereby irrevocably waives any right it might have to disbursement of the Special Deposit to it pursuant to Section 4.2 on account of the pendency of the Appeal.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

                         CADIZ LAND COMPANY, INC.
                         a Delaware corporation



                         By:  /s/ Keith Brackpool
                              ----------------------------------
                              Keith Brackpool
                              Chief Executive Officer


                         THE OFFICIAL COMMITTEE OF CREDITORS
                         HOLDING UNSECURED CLAIMS


                         By:  /s/ Michael D. McKee
                              ---------------------------------
                              Michael D. McKee
                              Chairman